EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the Insight Communications Company, Inc. 1999 Equity Incentive Plan of our report dated February 25, 2003 with respect to the consolidated financial statements of Insight Communications Company, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

New York, New York

August 1, 2003